UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
 Washington, D.C. 20549

FORM 8-K/A

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 2, 2016

DONALDSON COMPANY, INC.
(Exact name of registrant as specified in its charter)

Delaware	1-7891	41-0222640
(State or other jurisdiction of incorporation)	(Commission file number)	(I.R.S. Employer Identification No.)

1400 West 94th Street Minneapolis, MN 55431
(Address of principal executive offices) (Zip Code)

(952) 887-3131
Registrant’s telephone number, including area code

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Explanatory Note

       On December 1, 2016, Donaldson Company, Inc. (the “Company”) filed a Form 8-K in connection with the Company’s announcement of its results of operations for the quarter ended October 31, 2016 (the “Original Filing”).  The Condensed Consolidated Balance Sheets attached to the press release furnished as Exhibit 99.1 to the Original Filing contained certain numerical errors that did not exist in the press release issued by the Company across the news wires.  The sole purpose of this Current Report on Form 8-K/A is to refile the Condensed Consolidated Balance Sheets as Exhibit 99.1.  There are no other changes to the information contained in the Original Filing.

Item 2.02. Results of Operations and Financial Condition.

       On December 1, 2016, Donaldson Company, Inc. issued a press release announcing its results of operation for the quarter ended October 31, 2016. A copy of the amended Condensed Consolidated Balance Sheets referred to in the Explanatory Note above is furnished herewith as Exhibit 99.1.

       The information in the Form 8-K and the Exhibit attached hereto shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall it be deemed to be incorporated by reference in any filing under the Securities Act of 1933, as amended, except as shall be expressly set forth by specific reference in such filing.

Item 9.01. Financial Statements and Exhibits.

(d)    Exhibits.

99.1	Amended Condensed Consolidated Balance Sheets for the quarter ended October 31, 2016 of Donaldson Company, Inc.

EXHIBIT INDEX

Exhibit No.	Description

99.1	Amended Condensed Consolidated Balance Sheets for the quarter ended October 31, 2016 of Donaldson Company, Inc.

SIGNATURE

        Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Date: December 2, 2016

DONALDSON COMPANY, INC.

By:	/s/ Amy C. Becker

Name: Amy C. Becker
Title: Vice President, General Counsel and
Secretary